                                                                     EXHIBIT 32

     In connection with the Quarterly Report of Blue Line Protection Group, Inc.
(the  "Company") on Form 10-Q/A for the period ending  September 30, 2018 as filed with the Securities and Exchange  Commission (the "Report"),  Daniel Allen,  the
Company's Chief Executive and Financial Officer, certifies pursuant to 18 U.S.C.
Section 1350, as adopted  pursuant to Section 906 of the  Sarbanes-Oxley  Act of
2002, that to the best of their knowledge:

    (1) The Report fully complies with the requirements of Section 13(a) or
        15(d) of the Securities Exchange Act of 1934; and

    (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of the Company.

November 21, 2018                            By: /s/ Daniel Allen
                                                ------------------------------
                                              Daniel Allen, Principal Executive
                                              and Financial Officer